ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)
Form 205   NOT VALID AFTER JUNE 30, 2004
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Filing fee: $25.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
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                            Statement of Correction

     Filed pursuant to Section 7-90-301, et seq. and Section 7-90-305 of the Colorado Revised Statutes (C.R.S.)

Document number:                             20041033137
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ID number:                                   20031402340
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1.   Entity  name:
                                             New Century Energy Corp.
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2.   True  name:
    (if different from the entity name)
                                             ------------------------

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete lines made in lines 4-17 are intended to update the entity's current Information X
            ----

OR

Corrections made in lines 4-17 are intended for historical purposes only, and
not to update the entity's current information      .
                                                ----

4. Correction of entity name of record:

                                             ------------------------

5. Correction of true name of record:

                                             ------------------------

6. Correction of entity form of record:

                                             ------------------------

7. Correction of jurisdiction of formation of record:

                                             ------------------------

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     In  New Century Energy Corp.'s (the "Company") Articles of Amendment to its
Articles of Incorporation filed with the Colorado Secretary of State on January 28, 2004, the Company stated that it had 35,000,000 shares of stock authorized, $.0001 par value, of which 30,000,000 were shares of common stock and 5,000,000 shares were shares of preferred stock. The Articles of Amendment to the Articles of Incorporation should have read, 107,000,000 shares of stock authorized, par value $.001, of which 100,000,000 are shares of common stock and 7,000,000 are shares of preferred stock.

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